EXHIBIT NO. 10.5
Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


SAPIENT CORPORATION - 2004 GLOBAL BONUS PLAN

I.         IMPORTANT INFORMATION

           This 2004 Global Bonus Plan (the "Plan") contains highly confidential information about the revenue and operations of Sapient Corporation and its consolidated subsidiaries (individually or collectively, the "Company" or "Sapient"). This Plan may not be shared with anyone outside of Sapient, and each person is required to keep this Plan and its contents confidential at all times. Except as otherwise permitted by law, disclosure of this Plan to anyone not an employee of Sapient is a violation of whichever of the following agreements has been signed by the Participant: Sapient Nondisclosure, Nonsolicitation and Noncompete Agreement; Agreement Re: Nondisclosure, Nonsolicitation and Noncompetition; Employment Agreement and/or any agreement between the Participant and Sapient pertaining to nondisclosure, nonsolicitation and/or noncompetition (an "Employee NDA").

           Neither the establishment of this Plan nor participation in this Plan shall in any way, now, or hereafter, affect the employment relationship between Sapient and Participants in this Plan. All Participants in this Plan employed by Sapient Corporation ("Sapient US Participants") are employed by Sapient Corporation on an "at will" basis. All Participants in this Plan employed by Sapient Canada Inc. ("Sapient Canada Participants"), Sapient GmbH ("Sapient Germany Participants"), Sapient Limited ("Sapient UK Participants") or Sapient Corporation Private Limited ("Sapient India Participants") are employed by Sapient Canada Inc., Sapient GmbH, Sapient Limited or Sapient Corporation Private Limited ("India"), respectively, in accordance with the terms of the applicable employment contract (the "Employment Agreement") between each Sapient Canada Participant and Sapient Canada Inc., between each Sapient Germany Participant and SapientGmbH, between each Sapient UK Participant and Sapient Limited and between each Sapient India Participant and Sapient Corporation Private Limited, as the case may be. Sapient reserves the rights to terminate a Sapient US Participant's employment and/or participation in this Plan, a Sapient Germany Participant's employment and/or participation in this Plan and a Sapient UK Participant's employment and/or participation in this Plan, in any case at any time, with or without cause and without prior notice. Sapient also reserves the rights to terminate a Sapient Canada Participant's, and where applicable a Sapient India Participant's, employment and/or participation in this Plan in accordance with the Participant's Employment Agreement and applicable law.

           Nothing in this Plan shall be construed to create or imply the guarantee or the creation of a contract of employment or a right to continued employment for any specified period of time between Sapient and any Participant. To ensure that this Plan best supports Sapient's overall business objectives and strategies, this Plan may be reviewed periodically and may be modified, amended or terminated at Sapient's sole discretion and without notice to participants.


II.        PHILOSOPHY & PURPOSE

           The purpose of this Plan is to reward qualified, eligible Participants who achieve certain Company, group and individual goals during a period when the Company and/or its Business Units ("BU's") have also achieved certain financial performance goals. This Plan is designed to:

           - Balance BU accountability with a "one Sapient" attitude
           - Reinforce the Company's "ChapterNow" goals, and BU goals and objectives
           - Make client satisfaction a key driver
           - Give people an understanding that they can impact their payout
           - Distinguish between people who over-perform and under-perform

           - Attract and retain high-quality team members


           Receipt of a bonus under this Plan is not guaranteed, but rather depends on Company, group and individual performance. The Company is optimistic that, during periods when the Company and BU's achieve their financial performance goals, Participants will have the opportunity to earn a bonus. However, if achievement of Company or BU financial performance goals or individual, group or Company performance falls short of expectations, Participants may qualify for a limited bonus, or possibly no bonus, as described below and as determined by the Company in its sole discretion. For the avoidance of doubt, nothing in this Plan entitles any Participant to a contractual right to any bonus.


III.       EFFECTIVE DATE

           This Plan is effective January 1, 2004, and covers the period from January 1 through December 31, 2004 (the "Plan Period"), and for the purpose of determining eligibility only (as setout in Sections IV and IX below) through the day payouts are made under this Plan, in each case, inclusive, unless modified or terminated earlier as provided for in this Plan. All prior bonus plans have expired of their own terms or have been revoked and withdrawn. This Plan supersedes all prior written or oral bonus plans, promises, agreements, practices, understandings, negotiations and/or incentive arrangements.


IV.        ELIGIBILITY

           A person who is eligible to participate in this Plan (a "Participant") must meet the following criteria during the Plan Period and from the end of the Plan Period through the date payouts are made:

           A. He or she must be assigned one of the following titles by Sapient:
           Associate, Senior Associate, Specialist, Senior Specialist, Manager, Senior Manager, Director, Vice President, Client Executive ("CE"), Senior Vice President, Executive Vice President, Executive Officer, and may not be assigned a Relationship Management, Relationship Development or Business Development Lead title;

           B. He or she must be employed in a position that is determined by Sapient to be non-overtime-eligible;

           C. He or she must be actively employed by Sapient in an eligible title during the entire Plan Period and from the end of the Plan Period through the date any payout is made under this Plan, except for people who are hired and commence employment with Sapient in 2004 (as discussed below) and in certain other circumstances where a pro rata bonus may be paid (as discussed below). A person who is hired and commences employment with Sapient during 2004 is eligible as a Plan Participant for a pro rata portion of any bonus or incentive deemed earned and payable under this Plan by the Company, if he or she is hired and actively working at Sapient on or before December 15, 2004 and he or she otherwise remains actively employed by the Company through the date any payout is made under this Plan. To be eligible for any mid-year payout (as described in Section 5(A)(2)), a Participant must have started employment with the Company prior to January 1, 2004 and must be actively employed by Sapient in an eligible title through the date any mid-year payout is made to Participants. Notwithstanding anything to the contrary, in the event a person who is otherwise eligible under this Plan is on an expatriate assignment or an assignment outside his or her home office country, the Company may vary or change the terms of this Plan in its sole discretion for that individual as it believes circumstances warrant, or the Company may in its sole discretion assign the person to another plan. Employees of HWT, Inc. are not eligible to participate in this Plan. No contractors are eligible to participate in this Plan, whether or not they have signed contracts with the Company, and regardless of whether any court or administrative governmental body makes any kind of determination as to their status as other than contractor;

SAPIENT CONFIDENTIAL                                                 Page      2

           D. He or she was not or is not on a Get Well Plan or a performance improvement plan at any time during the Plan Period, unless an exemption is approved in writing by the VP in charge of the People Strategy Organization (the "PSO");

           E. He or she has complied and is complying with all of his or her obligations under his or her Employee NDA or Employment Agreement, as the case may be;

           F. He or she (i) has not received any loan or advance from Sapient,
           (ii) has not been paid an excess draw from any prior bonus or incentive plans which remains unpaid as of the day payouts are made under this Plan or (iii) does not have any outstanding repayment obligations with respect to an expatriate assignment or tax equalization as of the day payouts are made under this Plan, UNLESS he or she (a) has agreed in writing to regular payroll deductions for repayment of the loan, advance or excess draw, and (b) prior to the payout of any bonus or incentive under this Plan repays Sapient the full amount of the loan, advance or excess draw, or in Sapient's sole discretion agrees in writing to apply the amount of any then-current bonus or incentive payout toward repayment of such loan, advance or excess draw;

           G. For CE Participants, the CE must have signed and filed his or her CE Objectives Statement (as that term is defined below) with the applicable BU Finance Lead and VP in charge of Marketing prior to the deadline(s) stated in this Plan; and

           H. He or she is not an employee entitled to the protections of the (Indian) Payment of Bonus Act, 1965 (as the same may be amended).


V.  PLAN COMPONENTS

           The components of this Plan include: (A) funding of a pool available for bonuses based on Company and BU financial performance and allocation to BU's based on BU and Company performance and to India and Global Shared Services Teams ("GSS Teams") based on Company performance, and (B) distribution to individuals of any bonus pool made available to BU's, India or GSS Teams based on team and personal performance against criteria determined by the Company, BU's, India and/or GSS Teams.

A.         FUNDING AND ALLOCATION OF BONUS POOL

1. FUNDING AND ALLOCATION MECHANISMS. Funding and allocation of a bonus pool to BU's, India and GSS Teams and receipt of bonuses under this Plan are all contingent on the Company's achieving a satisfactory level of financial performance in the Plan Period, and in the case of allocations to the U.S. BU's, Canada BU, UK BU and Germany BU, also contingent on each BU's financial performance, all as described below and as determined in the sole discretion of the Company. (The UK BU and Germany BU, together with any other BU's as may be created by the Company in Europe in the Plan Period, are collectively referred to as the "European BU's.") If the Company determines that it can fund and allocate a pool for bonuses under this Plan, the Company determines in its sole discretion the size of the pool. Any level of full or partial bonus pool funding will be determined by the Company in its sole discretion. If the Company exceeds its annual operating margin target, then the Company will determine in its sole discretion whether or not it will increase bonus pool funding. In any event, *% of pre-bonus operating margin is the maximum amount available for a bonus pool under this Plan.

           A. ALLOCATION TO U.S., CANADA AND EUROPEAN BU'S. Whether or not a U.S. BU, the Canada BU or a European BU receives funding and allocation of a bonus pool under this Plan, if any, is contingent on:

                (1) a BU's 2004 achievement of contribution margin, measured in dollars, against its 2004 target for contribution margin, measured in local currency, as adjusted by a "Bonus Factor," which is defined below (the "BU Contribution Margin Component"), and

                (2) the Company's 2004 achievement of operating margin, measured in dollars, against its 2004 operating margin target (the "Company Margin Component").


SAPIENT CONFIDENTIAL                                                 Page      3
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                The BU Contribution Margin Component and the Company Margin
                Component will *%.


                The formula below determines a U.S., Canada or European BU's funding and allocation:

                          (BU CONTRIBUTION MARGIN COMPONENT    X    *%)

                     +    (COMPANY MARGIN COMPONENT    X      *%)
                     -------------------------------------------

                          BU ALLOCATION PERCENTAGE

                Note that if total allocations and payouts would take Sapient into a loss position or to a level of profitability determined unacceptable by the Company in its sole discretion, then the Company will reduce funding and allocation and prorate such reduction across the BU's accordingly. Also, BU's may not pay bonuses under this Plan in excess of their BU funding and allocations.

                The BU Contribution Margin Component is calculated by first measuring a U.S., Canada or European BU's achievement against its BU contribution margin target, measured in dollars (or in the case of the Canada or European BU's, in local currency) (the "BU Contribution Margin Currency Target"). A U.S., Canada or European BU's Contribution Margin Currency Target for purposes of this Plan is established by the following formula:

BU CONTRIBUTION  =   {[BU 2003   X    COMPANY ]    +     BU 2003}    X       LONG TERM BU CONTRIBUTION MARGIN
MARGIN CURRENCY        REVENUE        REVENUE            REVENUE             PERCENT TARGET    (I.E., *% FOR US BU'S,
TARGET                                GROWTH GOAL                            *% FOR UK BU, *% FOR GERMANY BU
                                      (i.e., *%)                                  AND *% FOR CANADA BU)


                Then, the following calculation is used to determine the BU Contribution Margin Component:

BU CONTRIBUTION   =    BU CONTRIBUTION       /     BU CONTRIBUTION    X    BONUS FACTOR
MARGIN COMPONENT       MARGIN ACHIEVEMENT          MARGIN CURRENCY         (FROM TABLE BELOW)
                       (IN  LOCAL CURRENCY)        TARGET


                Each BU's "Bonus Factor" is determined by the BU's percentage level against its target, as listed in the "Bonus Factor Table" below:

                                 BONUS FACTOR TABLE

                 BU CONTRIBUTION MARGIN
                 ACHIEVEMENT (IN LOCAL            BONUS FACTOR
                 CURRENCY) / BU CONTRIBUTION
                 MARGIN CURRENCY TARGET

                 ------------------------------- ----------------
                               *                        *
                 ------------------------------- ----------------
                               *                        *
                 ------------------------------- ----------------
                               *                        *
                 ------------------------------- ----------------

                The purpose of the Bonus Factor is to provide for "acceleration" for performance above *% and "deceleration" for performance below *%.


SAPIENT CONFIDENTIAL                                                 Page      4
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           B. EXAMPLES AND SCENARIOS IN APPENDIX 1. For illustration purposes, only, the examples contained in Appendix 1 show various scenarios for allocations to the BU's under this Plan.

           C. FUNDING AND ALLOCATION TO INDIA AND GSS TEAMS. Whether or not India or a GSS Team receives funding and allocation of any bonus pool is contingent on the Company's 2004 achievement of operating margin, measured in dollars, against its 2004 operating margin target. Funding and the allocation of any bonus pool to India and GSS Teams will be in proportion to the Company's percentage of achievement against its operating margin dollar target, except that funding and allocation for individuals on GSS Teams who are assigned substantially to a BU and whose salaries are part of the budget of a BU will be calculated in the same manner as for the applicable BU (i.e., based *% on the BU Contribution Margin Component and *% on Company Margin Component). India and GSS Teams cannot pay bonuses in excess of their allocation of the bonus pool.

           D. ADDITIONAL FUNDING AND ALLOCATION INFORMATION. The determinations of Company operating margin profitability or loss (if any) and BU achievement of contribution margin shall be made by the Company in its sole discretion. The Company, acting in its sole discretion, will set Company operating margin dollar targets and BU Contribution Margin Currency Targets and contribution margin percent targets for the Plan Period. Also, with the approval of a CEO and if a BU Lead determines that a CE's performance on Client Recognized Revenue and Client Contribution Margin was strong, a BU Lead may exercise his or her discretion to pay *% of a target bonus opportunity for one or more CE's, even if a BU did not get funding or if a BU's funding and allocation would otherwise result in a lower payout.

                The CEO, COO and CFO have the discretion to approve different revenue growth goals, a different operating margin target for the Company and different contribution margin percent and dollar targets for one or more BU's. In such event, the applicable formulas in this Plan will be revised for the applicable BU(s) and this Plan amended accordingly. After the close of the Plan Period, the Company will determine each BU's contribution margin dollar achievement for the Plan Period, with all determinations made by the Company based on Company and BU financial results and applying the Company's sole discretion in measuring, analyzing and interpreting such results.

                After allocations, if any, have been made to BU's, India and GSS Teams, the amount of any allocation remaining, if any, after calculation of individual distributions will then be returned to the Company and may be used for discretionary bonuses to individuals in the Company (in India or any one or more BU's, or on any one or more GSS Teams, as determined by the Company in its sole discretion); provided that such individual discretionary bonus payouts are approved by the Compensation Committee of the Board of Directors.

2. MID-YEAR FUNDING. The Company will review its financial performance as of the close of the second quarter of 2004 to determine funding and allocation of a bonus pool for a mid-year bonus payout under this Plan. Provided that the Company has met a minimum performance threshold of achieving profitability (after accounting for a mid-year bonus payout), the Company will do a mid-year payout based on the Company's progress as of June 30, 2004 towards its profitability targets for the year and the BUs' financial performance as of June 30, 2004. If financial performance warrants a mid-year payout, with such performance determined in the Company's sole discretion, the Company may fund and allocate a bonus pool to the BU's, India and GSS Teams and pay Participants an estimated bonus for the first half of the year. With respect to any mid-year funding, all determinations of financial performance will be made by the Company based on Company and BU financial results and applying the Company's sole discretion in measuring, analyzing and interpreting such results.

           In the event that the Company does a mid-year payout, the funding and allocation to BU's, India and GSS Teams and payouts to Participants will be based on the Company's and the BUs' progress toward 2004 financial goals and be made generally in accordance with the terms of this Plan, except that Plan terms and conditions will relate to the time period through the close of the second quarter of 2004 and provisions relating to eligibility and employment termination will apply with respect to the date any mid-year payout is made, rather than the date of payout for the Plan Period. Also, to be eligible for a mid-year payout, a Participant must have started employment with the Company prior to January 1, 2004. In the event that the Company does a mid-year payout, any amount paid


SAPIENT CONFIDENTIAL                                                 Page      5
to any Participant in connection with the mid-year payout will be deducted from any bonus payout made under this Plan after the close of the Plan Period.

3. POTENTIAL SCENARIO OF NO FUNDING OR ALLOCATION. Although the Company is optimistic that it will continue to operate profitably in 2004, the Company will not fund or allocate any bonus pool or pay any bonuses under this Plan if the Company has an annual loss for 2004 (after accounting for bonuses and including 2004 restructuring costs, if any), notwithstanding anything to the contrary and regardless of the performance of any person, team, BU, India or GSS Team. The Company will consider whether its financial performance justifies the funding of a pool available for payment of any bonuses under this Plan. The determination of Company profitability or loss (if any) shall be made by the Company in its sole discretion.


B.         DISTRIBUTION TO INDIVIDUALS

1. TARGET BONUS OPPORTUNITY TRACKS. This Plan features three "tracks" at the level of individual distributions based on Plan metrics. Participants in this Plan who are not Directors, VP's or higher may be on Track A or Track B. Participants in this Plan who are Directors, VP's and higher are on the Director/VP Track. Subject to funding and allocation to the applicable BU or to India or GSS Team, the range of individual bonus payouts is based on Track assignment and dependent on each individual's "Individual Payout Percentage" (as that term is defined below). Subject to funding and allocation, target bonus opportunities for each of the tracks are as follows:

                - Track A Participants have a target bonus opportunity of *% of base salary
                - Track B Participants have a target bonus opportunity of *% of base salary
                - Director/VP Track Participants have individual set amounts for their target bonus opportunity (expressed in their local currency)

When a Participant's entry into this Plan becomes effective, he or she will be informed of his or her applicable Track, or for Directors and VP's, his or her set amount for target bonus opportunity. The base salary used in the calculation of bonus payout is a Participant's base salary in his or her home office country, unless the applicable BU Lead, GSS Lead or VP in charge of India ("India Lead") determines otherwise. Changes between tracks are not permitted during the Plan Period except in the event of a promotion or title change, in which event the Participant's BU Lead, India Lead or GSS Team Lead will determine which track is appropriate for the Participant.

2. ASSESSMENT AND DETERMINATION OF INDIVIDUAL PERFORMANCE PERCENTAGE ACHIEVED. Subject to funding and allocation to BU's, India and GSS Teams, distributions to Participants within those groups that receive funding and allocation will be made based on a Participant's Track assignment and his or her respective BU Lead's, India Lead's or GSS Team Lead's assessment of the Participant's performance in certain categories, which vary by title, and in some cases by individual.

           A. CLIENT EXECUTIVES. For each CE within the BU, BU Leads will establish performance targets and/or goals in writing (a "CE Objectives Statement") and file each CE Objectives Statement with the Global Business Development Lead or VP in charge of Marketing prior to March 31, 2004. Each CE's Objectives Statement must include performance targets for the following criteria:

                   - Client Recognized Revenue
                   - Client Contribution Margin
                   - People Satisfaction and Turnover
                   - Client Satisfaction

           The CE Objectives Statement may also include other performance goals as established by BU Leads. Additional information on the above-listed criteria is provided below.

                After the close of the Plan Period, each BU Lead will assess the performance of the CE's in his or her BU against the targets in that CE's CE Objectives Statement, as the same may be amended from time to time. CE Performance Targets are subject to change in the BU Lead's sole discretion, and in such event the


SAPIENT CONFIDENTIAL                                                 Page      6

           CE Objectives Statement will be amended and must be re-filed with the Global Business Development Lead or VP in charge of Marketing within 14 days of the change. Subject to the terms and conditions of this Plan, a BU Lead may select objective and/or subjective goals for each CE Participant within the BU and set the relative weights for each goal. After the close of the Plan Period, BU Leads will assess the performance of each CE in their BU against the established targets and/or goals and assign that Participant a preliminary percentage representing his or her level of achievement as follows:

                   - All CE's may receive preliminary percentages between *% and
                     *%.

                The BU Leads will report the preliminary percentages for each CE to the VP in charge of Marketing, COO and a CEO, who will review and modify the percentages, exercising sole discretion. The percentage level of achievement approved by the VP in charge of Marketing, COO and CEO will be the "Individual Performance Percentage" for that CE.

           B. OTHER TITLES. BU Leads, the India Lead and GSS Team Leads will establish performance criteria and/or goals for each non-CE Participant in their respective groups. Specific metric targets are not required, and the criteria and/or goals may be set by title groups or at the individual level. The performance criteria and/or goals for all Participants in non-CE titles must include the following:

                   - Client Satisfaction
                   - Client and/or Engagement Recognized Revenue
                   - Client Contribution Margin and/or Engagement Margin
                   - People Satisfaction and Turnover

           BU Leads, the India Lead and GSS Team Leads may also establish other performance criteria and/or goals for Participants in their BU's, India or on their teams, respectively. Additional information on the above-listed criteria is provided below.

                Individual performance criteria and/or goals are subject to change in the BU Lead's, India Lead's or GSS Team Lead's sole discretion. Subject to the terms and conditions of this Plan, a BU Lead, India Lead or GSS Team Lead may assign various levels of priority to the performance criteria and/or goals in the list above (and other criteria and/or goals as determined by the BU Lead, India Lead or GSS Team Lead), except that for Associates and Senior Associates, Client Satisfaction is the primary criteria. After people in India receive assignments to BU's as part of the conversion to "BU to the Ground" or "BU2G" in India during the Plan Period, the India Lead will consult with the applicable BU Leads on any changes to be made to criteria and/or goals for Sapient India Participants assigned to BU's.

                After the close of the Plan Period, BU Leads, the India Lead and GSS Team Leads will assess each person's performance against the criteria and/or goals set by the BU Lead, India Lead or GSS Team Lead and assign that Participant a percentage representing his or her level of achievement (the "Individual Performance Percentage"). The India Lead and applicable BU Lead will jointly assess delivery Participants in India assigned to a BU as part of BU2G in India. The Individual Performance Percentages may range between *% and *%, depending on a Participant's title as follows:

                   - All titles below Manager will have Individual Performance
                     Percentages between *% and *%
                   - All Manager, Senior Manager, Specialist and Director titles will have Individual Performance Percentages between *% and *%
                   - All VP, Senior VP, Executive VP titles will have Individual
                     Performance Percentages between *% and *%

3.         SPECIFIC INFORMATION ON PERFORMANCE CRITERIA/GOALS.

           A. CLIENT SATISFACTION. Client satisfaction will be the primary consideration in assessing the performance of Participants with Associate and Senior Associate titles, and will be important in assessing the performance of all Participants. For project delivery Participants within the BU's and India, the Client


SAPIENT CONFIDENTIAL                                                 Page      7

           Satisfaction assessment is based on the time-weighted average of all approved and unadjusted client satisfaction scores (in Pyramid) pertaining to completed client projects and internal delivery projects for the Company to which a Participant was assigned during the Plan Period, as determined by the Company. The performance target for Client Satisfaction is *. Listed below is some guidance on using Client Satisfaction scores under this Plan:

                 - Project leadership in the BU's is required to enter Client
                   Satisfaction scores into the Company's Pyramid system within
                   * days after the completion of the project (* days for Implementation projects). If the unadjusted Client Satisfaction score for a project is not entered into Pyramid within the applicable time limit set forth above, the project will be recognized with a score of zero (0) in this Plan Period.

                 - If a Participant spent time in between client project
                   assignments "on the beach" and worked on an internal project for the Company during his or her beach time, then a Client Satisfaction score needs to be obtained from the executive owner of the internal project. If no internal project was available for a Participant's beach time, then the BU Lead or India Lead may, in his or her discretion, elect to use the applicable BU's average score for a Participant's beach time.

                 - No estimated scores will be included in the time-weighted average of Client Satisfaction scores, unless approved by a CEO or the COO. If interim Client Satisfaction scores are obtained from a client prior to the completion of a project and the project is not completed within * days before the end of the Plan Period, the interim scores may be used.

           B. RECOGNIZED REVENUE. To determine performance by CE's on Client Recognized Revenue, BU Leads will use the definition of Recognized Revenue in the 2004 Global Business Development Plan. For other, non-CE titles, BU Leads and the India Lead may use that definition of Recognized Revenue or may assess a Participant's impact on revenue generation.

           C. CLIENT CONTRIBUTION MARGIN OR ENGAGEMENT MARGIN. CE's are evaluated on the basis of Client Contribution Margin for the clients assigned to them, based on the costs of selling and delivering projects and services to those clients. Other non-CE VP's, Directors, Senior Managers and Managers may be evaluated on Client Contribution Margin for clients assigned to them or the profit margins of the projects assigned to them. Participants in other titles may also be evaluated on their contributions to improved client and/or engagement margins. The determination of costs associated with clients and specific projects and/or services and sales, and the determination of margin in each case, shall be made by the Company acting in its sole discretion.

           D. PEOPLE SATISFACTION AND TURNOVER. CE's, VP's, Directors, Senior Managers and Managers may be evaluated on the morale of their teams (which can be determined using morale surveys or other means) and on rates of employment turnover for people in their BU's, India or on the teams on projects assigned to them, as applicable. Participants in other titles may be evaluated on their contributions to BU, India and/or team morale.

           E. OTHER PERFORMANCE GOALS. BU Leads, the India Lead and GSS Team Leads may set other performance criteria and/or goals for one or more Participants, as the BU Leads, India Lead and GSS Team Leads determine is appropriate for their units, the business of the Company and the applicable Participants. For example, GSS Team members may be evaluated on their team's performance to budget. Executive leadership may also set performance targets and/or goals for Executive VP's and Sr. VP's that include the criteria listed in this section as well as other performance targets and/or goals.

4. INDIVIDUAL DISTRIBUTIONS. Provided that a BU, India or GSS Team receives bonus funding and an allocation, and subject to pool and allocation size, a Participant's bonus will be calculated based on his or Individual Payout Percentage (calculated as described below) and his or her Track Assignment. The Individual Payout Percentage is calculated as follows:

           Individual Payout   =    BU Allocation        X       Individual Performance Percentage


SAPIENT CONFIDENTIAL                                                 Page      8

             Percentage             Percentage                   (as determined by BU Lead or
                                    (as calculated per           GSS Team Lead, and in the case
                                    Section V(A)(2) above)       of CE's as approved under
                                                                 this Plan)

           A Participant's bonus is then calculated based on a Participant's Individual Payout Percentage and Track Assignment. If the bonus pool is not fully funded, or if a Participant's BU, India or GSS Team receives less than full allocation, then payouts will be proportionately lower, even if individual performance is at or above 100%.

5. EXAMPLES AND SCENARIOS IN APPENDIX 1. For illustration purposes only, the examples contained in Appendix 1 show various scenarios for calculating Individual Payout Percentages (as well as allocations to the BU's as provided in Section V(A)(1) above)).


VI.        TIMING OF PAYOUTS; PRORATIONS; CURRENCY

A.         TIMING

           Each BU Lead and GSS Team Lead and the India Lead must promptly report personal performance achievement for each Participant assigned to their groups to the VP of the PSO after the close of each Plan Period. The CFO must promptly report the results of the funding and allocation mechanisms to the VP of the PSO after the close of the Plan Period and the public release of the Company's financial results. Following that reporting by each BU Lead, GSS Team Lead, India Lead and CFO, a number of calculations need to be made to determine individuals' bonus or incentive results. Accordingly, any annual payouts will be made in the Sapient pay period following completion of the calculations.

B.         PRORATIONS

           If a prorated bonus or incentive is payable, the following rule applies: Proration will be calculated on the basis of 0.083 for each full calendar month of eligibility, as outlined in the following table:

                             # OF MONTHS               PRORATION
                      ------------------------- -------------------------
                                    1                     0.083
                      ------------------------- -------------------------
                                    2                     0.167
                      ------------------------- -------------------------
                                    3                     0.250
                      ------------------------- -------------------------
                                    4                     0.333
                      ------------------------- -------------------------
                                    5                     0.417
                      ------------------------- -------------------------
                                    6                     0.500
                      ------------------------- -------------------------
                                    7                     0.583
                      ------------------------- -------------------------
                                    8                     0.667
                      ------------------------- -------------------------
                                    9                     0.750
                      ------------------------- -------------------------
                                   10                     0.833
                      ------------------------- -------------------------
                                   11                     0.917
                      ------------------------- -------------------------
                                   12                     1.000
                      ------------------------- -------------------------

           To the extent any bonuses or incentives are paid under this Plan, if a date is not otherwise specified in this Plan for a proration, then for a month to be included in a proration calculation, the event giving rise to the proration must occur on or before the 15th of a month. If such event occurs after the 15th of a month, the next calendar month will be considered the first month of the occurrence for purposes of proration. In the event of any proration of year-to-date amounts, any previous payouts will be deducted.

           The circumstances that may warrant pro rata payment include but are not limited to:

           - Base compensation changes;


SAPIENT CONFIDENTIAL                                                 Page      9

           - Target bonus opportunity changes;
           - Bonus Track changes;
           - Commencement of employment and new entrance into this Plan;
           - Certain title changes (as described below);
           - Certain re-assignment among BU's (as described below); and
           - Qualified leave of absence, disability or death of Participant (as discussed below).

C.         CURRENCY

           All currency figures in this Plan are expressed in U.S. dollars, unless stated otherwise in this Plan, but payout calculations and payments are done in local currency. In performing currency conversions, if any, Sapient will apply commercial exchange rates determined by Sapient in its sole discretion.


VII.       TITLE CHANGES

           A person ceases to participate in this Plan if he or she changes to a Sapient title or job that is not eligible under this Plan. If a person remains employed by the Company but moves to a title that is not eligible under this Plan, then the time the person is considered eligible under this Plan will be pro-rated subject to the proration rules of this Plan. If a Participant remains on this Plan for the entire Plan Period but during that time switches to a different title also covered by this Plan, then the time spent in each title will be prorated, as applicable, subject to the proration rules of this Plan.

           If a Participant's regular BU assignment changes within the Plan Period (as approved by appropriate BU management and recorded in the Company's HRIS system), at the end of the Plan Period, then the time spent in each BU will be prorated subject to the proration rules of this Plan.


IX.        TERMINATION OF EMPLOYMENT

A.         EFFECT OF TERMINATION

           Participants must be employed by the Company in an eligible title through the entire Plan Period and through the day payouts are made for the Plan Period to receive a payout under this Plan. Therefore, employees whose employment terminates for any reason, whether voluntarily or involuntarily, before the end of the Plan Period or the day payouts are made for the Plan Period are not eligible for any payout under this Plan.

           B.   NO EXTENSION

           A Participant's right to receive payment or participate in this Plan shall not be extended beyond his or her last day of active employment because he or she receives pay in lieu of notice in accordance with his or her Employment Agreement.


X.         LEAVES OF ABSENCE AND SHORT TERM DISABILITY

           If a Participant takes an approved leave of absence (including a medical leave under the Company's Short-Term Disability Program) during the Plan Period for fewer than 30 days, no adjustment will be made in the payout calculation or in the Participant's metrics.


SAPIENT CONFIDENTIAL                                                 Page     10

           If such leave of absence extends for more than 30 days during the Plan Period, the Participant may be eligible for a pro rated payout calculated in accordance with the above table and the other terms of this Plan. All payments (if any) will be paid on the same date that active Participants receive payment.

           For purposes of determining whether the payment may be pro rated, a leave of absence begins on the date that the leave of absence begins as noted in the Company's records (or in the case of short term disability, on the same date that short term disability benefits begin).


XI.        DEATH AND LONG TERM DISABILITY

           In the event of long-term disability or death, a pro rated payment based on the length of service during the Plan Period will be paid in accordance with the above table and other terms of this Plan. All such payments (if any) will be paid on the same date that active Participants receive payment or, at the Company's discretion, at an earlier date. "Long-term disability" is defined as eligibility to receive long-term disability benefits under the Company's LTD Policy. For proration purposes, active service ends when the employee is no longer paid regular wages through payroll for work performed.


XII.       LOANS, ADVANCES OR DRAWS

           Loans or advances against potential payments will not be made under this Plan. If a Participant has an outstanding advance or loan from the Company or has an outstanding obligation to repay to the Company money related to an expatriate assignment or tax equalization, all or a portion of any bonus or incentive payout under this Plan may be first applied to the outstanding balance of such advance, loan or obligation related to an expatriate assignment or tax equalization, as permitted by law. Upon request by the Company, any Participant with such an outstanding loan, advance or other obligation will sign and deliver a written instrument authorizing such application of any payout.


XIII.      FORMS OF PAYMENT

           As permitted by law, Sapient may, with the agreement of a Participant, pay a bonus or incentive in whole or in part, in cash, stock options, stock, warrants or other equity instruments (or any combination thereof), in such amounts and under such terms and conditions to which Sapient and a Participant may agree.


XIV.       PLAN ADMINISTRATION AND MANAGEMENT

           A Plan Committee will administer this Plan. The Plan Committee will be composed of a CEO, CFO, COO, General Counsel and selected executive leaders of BU's, India and/or GSS Teams. The Plan Committee will have full and absolute discretion with respect to administration of all aspects of this Plan, including, without limitation, determining Plan payouts, interpreting this Plan and ruling on special situations. Further, the Plan Committee, in its sole discretion and with or without notice or cause, may, to the extent authorized by the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee"), modify, amend or terminate this Plan or take other actions affecting Plan Participants without advance notice to Participants of such actions. While this Plan will be administered in accordance with applicable law, nothing in this Plan is a guarantee of current or future compensation or income.

           The Company's books and records are the exclusive source of data for administration of this Plan. The Plan Committee's interpretation of the books and records is final.


SAPIENT CONFIDENTIAL                                                 Page     11

           If a Participant wants to dispute a bonus or incentive payout or calculation decision affecting the Participant or any other decision affecting the Participant, that Participant must request reconsideration in writing. The request must be given to the VP of the PSO within 60 days after the date of the disputed decision.

           By participating in this Plan, each Participant agrees that a failure to properly request reconsideration of any payout or calculation decision or other decision within this 60-day period constitutes agreement with such decision made by the Company. If the reconsideration request is properly submitted, the VP of the PSO will resolve the disputed decision upon review of the circumstances and of the available documentation and submit his or her initial determination to the Plan Committee for review. The decision of the VP of the PSO as to such dispute will be final.


XV.        MISCELLANEOUS

           Unless required by law or court order, a Participant may not assign this Plan or any bonus or incentive payment or right to payment.

           If a provision of this Plan is found invalid, illegal or unenforceable, the other provisions of this Plan shall remain in full force and effect, and such invalid, illegal or unenforceable provision shall be reformed as necessary to make it valid, legal and enforceable to the maximum extent possible under law (or, if such reformation is impossible, such provision shall be severed from this Plan).

           All payouts under this Plan are subject to applicable withholdings and deductions as required by law.

           This Plan supersedes all prior understandings, negotiations and agreements, whether written or oral, between each individual Participant and the Company as to the subject matter covered by this Plan. In the event of any conflict between this Plan and any presentations, documents, statements or other communications concerning the subject matter of this Plan, this Plan shall control. This Plan describes the sole and exclusive bonuses or incentives the Company is offering to Participants during the Plan Period; provided, however, that nothing in this Plan will prevent the Company from paying any individual a discretionary bonus or incentive payment at any time or from time to time if authorized in advance by the Compensation Committee. The Company has no obligation to pay anyone a discretionary bonus or incentive at any time.

           No person who is not a Participant in this Plan shall have any right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term or provision of this Plan.


SAPIENT CONFIDENTIAL                                                 Page     12

                                   APPENDIX 1

                   EXAMPLES OF ALLOCATION AND PAYOUT SCENARIOS

                                       *


SAPIENT CONFIDENTIAL                                                 Page     13

                                       *

NOTE: The examples and performance scenarios in this Appendix 1 are for illustrative purposes only. Actual performance and results may differ. Neither the Plan nor this Appendix 1 contain any obligation or promise on the part of Sapient for compensation of any kind or continued employment to anyone.


SAPIENT CONFIDENTIAL                                                 Page     14